Exhibit 99.2

Fold to Go Public as the First Pureplay Financial Services Company Powered by Bitcoin

With over 1,000 bitcoin in its corporate treasury, Fold is building the financial products of tomorrow amid a wave of global bitcoin adoption

●	Market-leading bitcoin cashback debit card and merchant rewards, with integrated insured bitcoin custody and no-fee trading
●	Since inception in 2019, over $2 billion aggregate transaction volume processed and over $45 million aggregate bitcoin rewards distributed
●	Newly-launched bitcoin rewards on bill pay, including mortgage, rent, and credit card bills
●	Established partnerships with industry leaders, including Visa, BitGo, and Marqeta
●	Flywheel effect generated by Fold’s bitcoin-powered business lines, increasing Fold’s bitcoin treasury as bitcoin adoption spreads, driving volume and customer acquisition

NEW YORK – July 24, 2024 – Fold, Inc. (“Fold”), a pioneering bitcoin financial services company, and FTAC Emerald Acquisition Corp. (NASDAQ: EMLD) (“FTAC Emerald”), a publicly-traded special purpose acquisition company, today announced that they have entered into a definitive agreement providing for a proposed business combination that will result in Fold becoming a publicly-listed company. Upon the closing of the proposed transaction, the combined company intends to remain listed on NASDAQ under a new ticker symbol to be announced at a later date.

Bitcoin-Powered Financial Products

Founded in 2019, Fold is the premier gateway for bitcoin financial services in the United States. By integrating bitcoin across traditional financial services, Fold acts as a key point of entry for consumers and businesses to engage with and integrate bitcoin into their everyday activities. Fold customers can seamlessly accumulate, manage, and spend their bitcoin through merchant rewards, debit cards, and bill pay services.

Through a comprehensive suite of bitcoin services, Fold has processed over $2 billion in volume and has distributed over $45 million in lifetime bitcoin rewards to its customers since Fold’s inception in 2019. Through this unique bitcoin rewards program, Fold customers increase their savings while Fold builds its bitcoin treasury. Fold's existing suite of services includes earning bitcoin rewards on card spending, earning bitcoin for paying bills such as mortgages and rent, rounding up purchases into bitcoin, buying bitcoin with zero fees, and storing funds in insured accounts.

“This transaction represents a significant step in Fold’s mission to expand access to premium bitcoin financial services and empower individuals to achieve their dreams,” said Will Reeves, CEO of Fold. “Fold aims to make bitcoin available to everyone—through accessible, engaging, and useful bitcoin products that are tailored to meet the needs of spenders, earners, and savers.”

“We are excited to partner with Will and his team to bring Fold to the public markets,” said Bracebridge (Brace) Young, Jr., President and CEO of FTAC Emerald. “Fold has aligned its success with the success of its customers, democratizing wealth building with innovative bitcoin financial services while gaining a larger and larger wallet share as the preferred bitcoin savings tool.”

“Looking forward, Fold will continue to build on bitcoin, with a road map that envisions value-added credit, lending, and insurance solutions,” continued Mr. Reeves. “Our products are designed to enhance the savings and the financial freedom of our community. Our business philosophy aligns Fold with the growth of bitcoin through unique and accessible financial products designed by bitcoiners, for bitcoiners.”

Transaction Overview

The transaction implies a pre-money equity valuation for Fold of $365 million.

It is anticipated that post-transaction Fold will have more than 1,000 BTC on its consolidated balance sheet. Fold expects to use the proceeds to accelerate the growth of Fold’s operations and treasury.

Existing Fold stockholders will be subject to a six-month lock-up, subject to earlier release if the combined company’s stock price exceeds $12.00 per share for 20 trading days of any consecutive 30 trading day period ending on a date that is at least 90 days following the closing. Upon the closing of the transaction, legacy Fold stockholders are expected to own approximately 71% of the combined company’s outstanding shares.

The transaction, which has been unanimously approved by the boards of directors of both FTAC Emerald and Fold, is expected to close in the fourth quarter of 2024, subject to regulatory approvals, approval of the proposed transaction by the stockholders of FTAC Emerald, and the satisfaction or waiver of other customary closing conditions, including a registration statement on Form S-4 being declared effective by the Securities and Exchange Commission (the “SEC”).

Following the closing of the proposed transaction, Fold’s management team, led by Reeves, will continue to operate and manage Fold.

Upon completion of the transaction, Fold Director Reeves will be joined on the combined company’s Board of Directors by Brace Young and FTAC Emerald Director Andrew Hohns, along with Jonathan Kirkwood of Ten31. Mr. Young is the President and CEO of FTAC Emerald, and previously served as CEO of Mariner Investment Group and Managing Director of Goldman Sachs. Dr. Hohns is a Director of FTAC Emerald and the CEO of Newmarket Capital, the structured finance asset manager, and its subsidiary, Battery Finance, focusing on bitcoin-driven credit and specialty finance. Dr. Kirkwood is a co-founder and Managing Partner of Ten31, a leading bitcoin venture capital and private equity platform.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, is acting as exclusive financial advisor and lead capital markets advisor to Fold. Latham & Watkins LLP is acting as legal advisor to Fold. Stevens & Lee PC is acting as legal advisor to FTAC Emerald.

Investor Conference Call Information

Fold and FTAC Emerald will host a joint investor conference call to discuss the proposed transaction today, Wednesday, July 24, 2024 at 8:30 am ET.

To listen to the prepared remarks, please visit foldapp.com/investors.

FTAC Emerald will file an investor presentation relating to the proposed transaction with the SEC as an exhibit to a Current Report on Form 8-K prior to the call, which will be available on the SEC’s website at www.sec.gov.

About Fold

Founded in 2019, Fold is a leading bitcoin financial services company dedicated to expanding access to bitcoin investment opportunities through premium financial products. By integrating bitcoin into everyday financial services, Fold aims to make the American Dream available to more people. For more information, visit www.foldapp.com.

About FTAC Emerald Acquisition Corp.

FTAC Emerald is a special purpose acquisition company sponsored by Cohen Circle and formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with a core commitment to providing social, financial, and/or environmental value. FTAC Emerald is listed on the NASDAQ under the symbol “EMLD.”

Important Information About the Proposed Business Combination and Where to Find It

This document relates to a proposed transaction between Fold and FTAC Emerald. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The parties intend to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of FTAC Emerald, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all FTAC Emerald stockholders. FTAC Emerald also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of FTAC Emerald are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by FTAC Emerald through the website maintained by the SEC at www.sec.gov. Alternatively, these documents, when available, can be obtained free of charge by directing a request to: FTAC Emerald Acquisition Corp., 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

Participants in the Solicitation

Fold and FTAC Emerald and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from FTAC Emerald’s stockholders in connection with the proposed transaction. A list of the names of the directors and executive officers of FTAC Emerald and information regarding their interests in the business combination will be contained in the proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws with respect to the proposed transaction between Fold and FTAC Emerald. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts regarding Fold’s business, net proceeds from the proposed transaction, potential benefits of the proposed transaction and the potential success of Fold’s market and growth strategies, and expectations related to the terms and timing of the proposed transaction. These statements are based on various assumptions and on the current expectations of FTAC Emerald and Fold’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of FTAC Emerald and Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) the risk that the proposed transaction may not be completed in a timely manner or at all; (ii) the risk that the proposed transaction may not be completed by FTAC Emerald 's business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by FTAC Emerald; (iii) the failure to satisfy the conditions to the consummation of the proposed transaction, including the approval of the proposed transaction by the stockholders of FTAC Emerald and the receipt of certain governmental and regulatory approvals; (iv) the failure to realize the anticipated benefits of the proposed transaction; (v) the effect of the announcement or pendency of the proposed transaction on Fold’s business relationships, performance, and business generally; (vi) the outcome of any legal proceedings that may be instituted against FTAC Emerald or Fold related to the business combination agreement or the proposed transaction; (vii) the ability to maintain the listing of FTAC Emerald’s securities on the NASDAQ; (viii) the ability to address the market opportunity for Fold’s products and services; (ix) the risk that the proposed transaction may not generate the expected net proceeds for the combined company; (x) the ability to implement business plans and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (xii) the risk of downturns, new entrants and a changing regulatory landscape in the highly competitive industry in which Fold operates; and (xiii) those factors discussed in FTAC Emerald’s filings with the SEC under the headings “Risk Factors,” and other documents of FTAC Emerald filed, or to be filed, with the SEC. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither FTAC Emerald nor Fold presently know or that FTAC Emerald and Fold currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect FTAC Emerald’s and Fold’s expectations, plans or forecasts of future events and views as of the date of this press release. While FTAC Emerald and Fold may elect to update these forward-looking statements at some point in the future, each specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing FTAC Emerald’s and Fold’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor and Media Contacts

Fold: Fold@icrinc.com

FTAC Emerald: info@cohencircle.com

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